UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2013

Oiltanking Partners, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-35230	45-0684578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 2400

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(281) 457-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 19, 2013, Oiltanking Partners, L.P., a Delaware limited partnership (the “Partnership”), and OTLP GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Barclays Capital Inc., as representatives of the several underwriters named in the Underwriting Agreement, relating to the public offering of 2,600,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $61.65 per Common Unit (the “Offering”). Pursuant to the Underwriting Agreement, the Partnership also granted the underwriters a 30-day option to purchase up to an additional 390,000 Common Units at the same price.

The Offering is expected to close on November 22, 2013, subject to customary closing conditions. The net proceeds from the sale of the Common Units sold in the Offering (assuming no exercise of the underwriters’ option to purchase additional Common Units) are expected to be approximately $157.6 million, including the proportionate capital contribution by the General Partner to maintain its 2% general partner interest and after deducting underwriting discounts and commissions and estimated expenses.

The Common Units to be issued pursuant to the Underwriting Agreement are registered under the Securities Act of 1933 pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-185211), which became effective on December 14, 2012.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

From time to time, certain of the underwriters and their respective affiliates have in the past performed, and may in the future perform, certain services for the Partnership, such as commercial banking, investment banking or advisory services in the ordinary course of their business, for which they have received, and expect to receive, customary fees and reimbursement of expenses.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

1.1	Underwriting Agreement, dated November 19, 2013, by and among Oiltanking Partners, L.P., OTLP GP, LLC and Citigroup Global Markets Inc. and Barclays Capital Inc. as representatives of the other underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the common units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 and Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oiltanking Partners, L.P.

	By:	OTLP GP, LLC, its general partner

Date: November 20, 2013

/s/ Brian C. Brantley
Name: Brian C. Brantley
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

1.1	Underwriting Agreement, dated November 19, 2013, by and among Oiltanking Partners, L.P., OTLP GP, LLC, and Citigroup Global Markets Inc. and Barclays Capital Inc. as representatives of the other underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the common units.

8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 and Exhibit 8.1).